Patterson Companies Reports Fiscal 2018 Second-Quarter Results

•	Reported net sales totaled $1.4 billion.

•	GAAP earnings decreased to $0.43 per diluted share.

•	Adjusted earnings[1] declined to $0.51 per diluted share.

•	Company revises fiscal 2018 outlook and now expects adjusted earnings[1] to be in the range of $2.00 to $2.10 per diluted share.

St. Paul, Minn. - November 21, 2017 - Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of $1.4 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 28, 2017, a decline of 2.3 percent compared to the same period last year. Adjusting for the effects of currency translation, sales declined 2.8 percent, including a negative impact from recent hurricanes of approximately 60 basis points.

Reported net income for the second quarter of fiscal year 2018 was $40.2 million, or $0.43 per diluted share, compared to $45.8 million, or $0.48 per diluted share, in last year’s fiscal second quarter. Adjusted net income1, which excludes certain non-recurring items and deal amortization costs, totaled $47.6 million for the second quarter of fiscal 2018, down 11.1 percent from $53.5 million in the same quarter last year. Adjusted net income1 includes the previously disclosed pre-tax step-up in enterprise resource planning expenses, which for the quarter was approximately $4 million. Adjusted earnings1 per diluted share totaled $0.51 in the second quarter, down 8.9 percent year-over-year, including the negative impact from recent hurricanes of approximately $0.01 per diluted share.

“Our performance during the 2018 second quarter reflected the impact of several strategic initiatives to position the company for growth, varied end-market conditions and the impact of hurricanes on sales volumes,” said James Wiltz, who served as interim president and chief executive officer during the quarter. “We have completed the U.S. rollout of our enterprise resource planning initiative - a very important milestone - and we will continue to refine this new operational platform. Our Animal Health segment results benefited from sales and marketing execution and favorable end-market fundamentals. Performance in our Dental segment reflected the near-term impact from our strategic initiatives as well as the stable end-market conditions. As previously announced, effective November 20, 2017, Mark Walchirk has joined us as our president and chief executive officer. On behalf of the board of directors, we are excited to welcome Mark to Patterson, and we look forward to his new leadership.”

Patterson Dental
Reported net sales in our Dental segment for the second quarter, which represented approximately 40 percent of total company sales, were $553.6 million, down 8.0 percent from the same quarter last year. Sales declined 8.4 percent on a constant currency basis compared to the fiscal 2017 second quarter, including an estimated 90 basis point negative impact from recent hurricanes. On that same basis, year-over-year sales by category were as follows:

•	Equipment sales declined 17.7 percent, primarily due to a decrease in sales of CEREC and digital technology products.

•	Consumable dental supplies decreased 4.4 percent.

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies increased 0.6 percent.

“While we expanded our technology offerings and worked toward improving our sales force effectiveness in the Dental segment during the second quarter, our results were weaker than anticipated,” continued Wiltz, “We continue to believe our decision to transition to an expanded digital technology portfolio will allow Patterson to better serve a wider range of clinical environments, and we are working to increase sales force headcount and effectiveness.”

Patterson Animal Health
Reported net sales in our Animal Health segment for the second quarter of fiscal 2018, which comprised approximately 60 percent of the company’s total sales, were $823.6 million, up 2.0 percent from last year’s second quarter. Sales increased 1.4 percent on a constant currency basis from the fiscal 2017 second quarter, including an estimated negative impact of 30 basis points from recent hurricanes. On that same basis, year-over-year sales by category were as follows:

•	Companion animal sales declined 1.4 percent. After normalizing for changes in selling relationships, companion animal sales rose approximately 3.2 percent.

•	Production animal sales increased 4.2 percent, reflecting strong performance across all species.

Said Wiltz, “In our Animal Heath segment, we are pleased with our sales execution, market share gains and margin improvement. We believe we outperformed the market during the second quarter, and we achieved positive topline growth across all species with especially strong performance in our swine business. End-market fundamentals in both the companion animal and production animal markets remain solid, and we are encouraged by the near-term prospects in our Animal Health business.”

Share Repurchases and Dividends
In the second quarter of fiscal 2018, Patterson repurchased approximately 1.0 million shares of its outstanding common stock, with a value of $36.5 million, leaving approximately 11.9 million shares for repurchase under the current authorization, which expires in March 2018. The company also paid $24.8 million in cash dividends to shareholders in the second quarter of fiscal 2018. For the first six months of fiscal 2018, the company has returned a total of $124 million to shareholders in the form of share repurchases and dividends.

Year-to-Date Results1
Consolidated sales for the first six months of fiscal 2018 totaled $2.7 billion, a 2.2 percent year-over-year decrease. Reported net income was $71.1 million, or $0.76 per diluted share, compared to $84.7 million, or $0.88 per diluted share in last year's period. Adjusted net income1, which excludes certain deal amortization costs and integration and business restructuring costs, totaled $89.0 million, or $0.95 per diluted share, compared to adjusted net income of $102.3 million, or $1.06 per diluted share, in the year-ago period.

Fiscal 2018 Guidance
Patterson today revised its fiscal 2018 earnings guidance, which is provided on both a GAAP and non-GAAP adjusted1 basis:

•	GAAP earnings are now expected to be in the range of $1.67 to $1.77 per diluted share.

•	Non-GAAP adjusted earnings[1] for fiscal 2018 are now expected to be in the range of $2.00 to $2.10 per diluted share.

•	Our non-GAAP adjusted earnings[1] guidance excludes the after-tax impact of:

◦	Deal amortization expense of approximately $25.3 million ($0.27 per diluted share)

◦	Integration and business restructuring expenses of approximately $5.3 million ($0.06 per diluted share)

Our guidance is for current continuing operations as well as completed or previously announced acquisitions and does not include the impact of potential future acquisitions or similar transactions, if any, or impairments and material restructurings beyond those previously publicly disclosed. Our guidance assumes North American and international market conditions similar to those experienced in the first half of fiscal 2018.
1Non-GAAP Financial Measures
The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely earnings, net income and earnings per diluted share, for the impact of transaction related costs, deal amortization expenses and integration and business restructuring expenses, along with the related tax effects of these items.
Management believes that these non-GAAP measures may provide a helpful representation of the company's second quarter and full-year performance, and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
In addition, the term constant currency used in this release represents net sales adjusted to exclude foreign currency impacts. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period's currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.
Second-Quarter Conference Call and Replay
Patterson’s second-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the fiscal 2018 second-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 6697939 when prompted.
About Patterson Companies, Inc.
Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.
Dental Market
Patterson's Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.
Animal Health Market

Patterson's Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.
This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson's ability to control. Forward-looking statements generally can be identified by words such as "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Such risks and uncertainties include, without limitation, operations disruptions attributable to our enterprise resource planning system implementation; our ability to attract or retain qualified sales representatives and service technicians who relate directly with our customers; the reduction, modification, cancellation or delay of purchases of innovative, high-margin equipment; material changes in our purchasing relationships with suppliers; changes in general market and economics conditions; and the other risks and important factors contained and identified in Patterson's filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:
Ann B. Gugino
Executive Vice President & CFO
651-686-1600

John M. Wright
Vice President, Investor Relations
651-686-1364

Source: Patterson Companies, Inc.

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016

Net sales	$1,385,737	$1,418,241	$2,689,852	$2,750,677

Gross profit	315,743	318,960	614,791	636,138

Operating expenses	243,984	239,157	486,199	490,919

Operating income	71,759	79,803	128,592	145,219

Other income (expense):
Other income, net	1,160	1,622	2,672	3,986
Interest expense	(11,468)	(10,097)	(22,671)	(20,259)

Income before taxes	61,451	71,328	108,593	128,946

Income tax expense	21,207	25,572	37,502	44,284

Net income	$40,244	$45,756	$71,091	$84,662

Earnings per share:
Basic	$0.43	$0.48	$0.76	$0.89

Diluted	$0.43	$0.48	$0.76	$0.88

Weighted average shares:
Basic	92,722	95,290	93,037	95,510
Diluted	93,351	95,904	93,683	96,138

Dividends declared per common share	$0.26	$0.24	$0.52	$0.48

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 28, 2017	April 29, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,456	$94,959
Receivables	849,205	884,803
Inventory	796,369	711,903
Prepaid expenses and other current assets	96,578	111,928
Total current assets	1,843,608	1,803,593
Property and equipment, net	286,715	298,452
Goodwill and other intangible assets	1,220,865	1,238,983
Long-term receivables, net and other	177,291	166,885
Total assets	$3,528,479	$3,507,913

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$634,594	$616,859
Other accrued liabilities	209,283	213,318
Current maturities of long-term debt	14,754	14,754
Borrowings on revolving credit	92,000	59,000
Total current liabilities	950,631	903,931
Long-term debt	991,232	998,272
Other non-current liabilities	219,676	211,277
Total liabilities	2,161,539	2,113,480
Stockholders' equity	1,366,940	1,394,433
Total liabilities and stockholders' equity	$3,528,479	$3,507,913

PATTERSON COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	October 28, 2017	October 29, 2016

Operating activities:
Net income	$71,091	$84,662
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	41,833	42,007
Non-cash employee compensation	16,635	14,693
Change in assets and liabilities, net of acquired	(52,451)	(196,668)
Net cash provided by (used in) operating activities	77,108	(55,306)
Investing activities:
Additions to property and equipment	(16,431)	(29,377)
Collection of deferred purchase price receivables	24,581	26,210
Other investing activities	11,626	(3,095)
Net cash provided by (used in) investing activities	19,776	(6,262)
Financing activities:
Dividends paid	(49,969)	(47,655)
Repurchases of common stock	(71,254)	(50,000)
Retirement of long-term debt	(7,377)	(8,250)
Draw on revolver	33,000	143,000
Other financing activities	3,561	974
Net cash provided by (used in) financing activities	(92,039)	38,069
Effect of exchange rate changes on cash	1,652	(3,567)
Net change in cash and cash equivalents	$6,497	$(27,066)

PATTERSON COMPANIES, INC.
SALES SUMMARY
(Dollars in thousands)
(Unaudited)

	October 28, 2017	October 29, 2016	Total Sales Growth	Foreign Exchange Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable	$1,116,091	$1,112,232	0.3%	0.5%	(0.2)%
Equipment and software	181,337	217,194	(16.5)	0.4	(16.9)
Other	88,309	88,815	(0.6)	0.3	(0.9)
Total	$1,385,737	$1,418,241	(2.3)%	0.5%	(2.8)%

Dental
Consumable	$311,217	$324,237	(4.0)%	0.4%	(4.4)%
Equipment and software	169,513	205,062	(17.3)	0.4	(17.7)
Other	72,900	72,254	0.9	0.3	0.6
Total	$553,630	$601,553	(8.0)%	0.4%	(8.4)%

Animal Health
Consumable	$804,874	$787,995	2.1%	0.6%	1.5%
Equipment and software	11,824	12,132	(2.5)	—	(2.5)
Other	6,885	7,019	(1.9)	0.9	(2.8)
Total	$823,583	$807,146	2.0%	0.6%	1.4%

Corporate
Other	$8,524	$9,542	(10.7)%	—%	(10.7)%
Total	$8,524	$9,542	(10.7)%	—%	(10.7)%

Six Months Ended

Consolidated net sales
Consumable	$2,196,196	$2,188,453	0.4%	(0.3)%	0.7%
Equipment and software	318,286	378,140	(15.8)	0.1	(15.9)
Other	175,370	184,084	(4.7)	(0.1)	(4.6)
Total	$2,689,852	$2,750,677	(2.2)%	(0.2)%	(2.0)%

Dental
Consumable	$631,395	$657,185	(3.9)%	0.1%	(4.0)%
Equipment and software	297,376	355,944	(16.5)	0.2	(16.7)
Other	143,666	143,439	0.2	0.1	0.1
Total	$1,072,437	$1,156,568	(7.3)%	0.1%	(7.4)%

Animal Health
Consumable	$1,564,801	$1,531,268	2.2%	(0.5)%	2.7%
Equipment and software	20,910	22,196	(5.8)	—	(5.8)
Other	14,008	16,313	(14.1)	(1.8)	(12.3)
Total	$1,599,719	$1,569,777	1.9%	(0.5)%	2.4%

Corporate
Other	$17,696	$24,332	(27.3)%	—%	(27.3)%
Total	$17,696	$24,332	(27.3)%	—%	(27.3)%

PATTERSON COMPANIES, INC.
OPERATING INCOME BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016

Operating income (loss)
Dental	$65,207	$77,043	$124,726	$137,338
Animal Health	23,217	21,854	39,893	36,683
Corporate	(16,665)	(19,094)	(36,027)	(28,802)
Total	$71,759	$79,803	$128,592	$145,219

PATTERSON COMPANIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

For the three months ended October 28, 2017	GAAP	Transaction-related costs	Deal amortization	Integration and business restructuring expenses	Non-GAAP
Operating income	$71,759	$—	$9,660	$1,688	$83,107
Other expense, net	(10,308)	—	—	—	(10,308)
Income before taxes	61,451	—	9,660	1,688	72,799
Income tax expense	21,207	—	3,346	638	25,191
Net income	$40,244	$—	$6,314	$1,050	$47,608

Diluted earnings per share*	$0.43	$—	$0.07	$0.01	$0.51

Consolidated operating income as a % of sales	5.2%				6.0%
Effective tax rate	34.5%				34.6%

For the three months ended October 29, 2016	GAAP	Transaction-related costs	Deal amortization	Integration and business restructuring expenses	Non-GAAP
Operating income	$79,803	$896	$10,247	$804	$91,750
Other expense, net	(8,475)	—	—	—	(8,475)
Income before taxes	71,328	896	10,247	804	83,275
Income tax expense	25,572	338	3,537	304	29,751
Net income	$45,756	$558	$6,710	$500	$53,524

Diluted earnings per share*	$0.48	$0.01	$0.07	$0.01	$0.56

Consolidated operating income as a % of sales	5.6%				6.5%
Effective tax rate	35.9%				35.7%

For the six months ended October 28, 2017	GAAP	Transaction-related costs	Deal amortization	Integration and business restructuring expenses	Non-GAAP
Operating income	$128,592	$—	$19,290	$8,594	$156,476
Other expense, net	(19,999)	—	—	—	(19,999)
Income before taxes	108,593	—	19,290	8,594	136,477
Income tax expense	37,502	—	6,691	3,249	47,442
Net income	$71,091	$—	$12,599	$5,345	$89,035

Diluted earnings per share*	$0.76	$—	$0.13	$0.06	$0.95

Consolidated operating income as a % of sales	4.8%				5.8%
Effective tax rate	34.5%				34.8%

For the six months ended October 29, 2016	GAAP	Transaction-related costs	Deal amortization	Integration and business restructuring expenses	Non-GAAP
Operating income	$145,219	$1,243	$20,261	$5,679	$172,402
Other expense, net	(16,273)	—	—	—	(16,273)
Income before taxes	128,946	1,243	20,261	5,679	156,129
Income tax expense	44,284	469	6,914	2,147	53,814
Net income	$84,662	$774	$13,347	$3,532	$102,315

Diluted earnings per share*	$0.88	$0.01	$0.14	$0.04	$1.06

Consolidated operating income as a % of sales	5.3%				6.3%
Effective tax rate	34.3%				34.5%

* May not sum due to rounding